SOMERSET
CPAs AND ADVISORS

April 20, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Commissioners:

We have read the statements made by Noble Romans, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K as part of the Form 8-K of Noble Romans, Inc. dated April 20, 2022. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

Somerset CPAs, P.C.

Somerset CPAs, P.C.